UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual Meeting of Stockholders of TechTarget, Inc. (the “Company”) was held on June 16, 2017 (the “Annual Meeting”) at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. At the Annual Meeting, the Company’s stockholders approved, among other proposals, the 2017 Stock Option and Incentive Plan (the “2017 Plan”).

The 2017 Plan is intended to replace our 2007 Stock Option and Incentive Plan, which terminated on May 15, 2017. The 2017 Plan contains the following material terms that are designed to not only provide the Company with sufficient shares of common stock, $0.001 par value per share (the “Common Stock”), to properly incent and retain its employees, advisors, and directors, but also to align the plan with best practices. In particular, the 2017 Plan:

•	Provides for 3,000,000 shares of our Common Stock authorized for issuance under the plan;
•	Requires that all stock options and stock appreciation rights (“SARs”) be granted with an exercise price that is at least equal to the fair market value of the stock on the date of grant;
•

Requires that discretionary awards to our non-employee Directors be granted and administered by a Committee of the Company’s Board of Directors (the “Board”), all of the members of which are independent as defined under the NASDAQ Rules;

•

Limits the number of shares of Common Stock with respect to which awards may be granted to each non-employee Director (excluding awards made in lieu of all or a portion of annual Board and Committee cash retainers) to 15,000 per calendar year;

•	Broadly prohibits the repricing of options and SARs without stockholder approval;
•

Requires that no dividends or dividend equivalents be paid with respect to options or SARs, and that any dividends or dividend equivalents with respect to restricted stock, restricted stock units, other stock-based awards and performance awards (referred to as “full-value awards”) be subject to the same vesting and forfeiture provisions as the underlying award; and

•

For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (i) provides that no more than 350,000 shares of Common Stock may be made subject to awards granted per participant under the 2017 Plan per calendar year and no more than $600,000 may be payable in respect of an other-cash based award granted per participant per year under the 2017 Plan; and (ii) establishes performance criteria upon which performance goals may be based with respect to performance awards granted under the 2017 Plan.

The granting of awards under the 2017 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The foregoing brief description is qualified in its entirety by the text of the 2017 Plan. The material terms of the 2017 Plan are summarized on pages 36-45 of the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2017 (the “Proxy Statement”), which description is incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Of the 27,604,193 shares of the Company’s Common Stock issued and outstanding as of the close of business on April 21, 2017 (the “Record Date”), 25,274,932 shares (or approximately 91.56%) of Common Stock were present or represented by proxy at the Annual Meeting. Below are the voting results for the proposals submitted to the Company’s stockholders for a vote at the Annual Meeting. More information about each proposal can be found in the Company’s Proxy Statement.

(1)

To elect two Class I Directors, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier resignation or removal. Michael Cotoia and Roger M. Marino were each elected as Class I Directors with the following vote:

	For	Withheld	Broker Non-Votes

Michael Cotoia	18,892,394	134,803	6,247,735

Roger M. Marino	18,677,239	349,958	6,247,735

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Votes

25,272,397	2,432	103	0

(3)	To approve the Company’s 2017 Plan. The proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Votes

18,283,478	710,135	33,584	6,247,735

(4)	To approve an advisory (non-binding) proposal on the compensation of executive officers as described in the Company’s proxy materials. The proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Votes

18,851,430	140,173	35,594	6,247,735

(5)

To approve an advisory (non-binding) proposal on the frequency of future advisory votes on the Company’s compensation of executive officers. The proposal for a frequency of three years was approved with the following vote:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes

11,747,250	20,155	7,258,782	1,010	6,247,735

Item 9.01(d). Financial Statements and Exhibits.

Exhibit Number	Description
10.1

TechTarget, Inc. 2017 Stock Option and Incentive Plan (previously filed as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 27, 2017 and herein incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: June 20, 2017	By:	/s/ Charles D. Rennick
Charles D. Rennick
Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1

TechTarget, Inc. 2017 Stock Option and Incentive Plan (previously filed as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 27, 2017 and herein incorporated by reference)

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